Exhibit 99.1

Semler Reports Fourth Quarter and Annual 2016 Financial Results

Continuing to Increase Market Penetration of its QuantaFlo™ product

PORTLAND, Ore. – March 10, 2017 – Semler Scientific, Inc. (OTCQB: SMLR; “Semler”), an emerging growth company that provides technology and software solutions to improve the clinical effectiveness of healthcare providers, today reported financial results for the fourth quarter and year ended December 31, 2016.

“During the fourth quarter, we continued to increase the market penetration of our QuantaFlo™ product, which we believe is due to the clinical benefits associated with its use,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “Our financial goal in 2017 is to generate cash from operating activities by growing revenue, controlling expenses while at the same time minimizing stockholder dilution,” he added.

FINANCIAL RESULTS

For the three months ended December 31, 2016, compared to corresponding period of 2015, Semler had:

•	Revenue of $2,316,000, a decrease of $618,000, compared to $2,934,000, primarily due to $1,444,000 less revenue from having de-emphasized sales of the lower margin WellChec™ service, which was partially offset by an increase of $826,000, or 55% growth, from concentrating on sales of the higher margin vascular testing products (e.g. QuantaFlo™)
•	Total operating expense, which includes cost of revenue, of $2,419,000, a decrease of $4,721,000, compared to $7,140,000 primarily due to a decrease of $1,978,000 in stock compensation expense and a decrease of $1,621,000 in WellChec™ expenses
•	Cost of revenue of $525,000, a decrease of $1,435,000, compared to $1,960,000, primarily due to the change in product mix mentioned above
•	Net loss of $220,000, or $0.04 per share, a decrease of $3,988,000, compared to a net loss of $4,208,000, or $0.84 per share

For the year ended December 31, 2016, compared to 2015, Semler had:

•	Revenue of $7,434,000, an increase of $433,000, compared to $7,001,000, primarily due to an increase of $2,288,000 from our vascular testing products, partially offset by a decrease of $1,855,000 from de-emphasizing the lower margin WellChec™ service
•	Total operating expense, which includes cost of revenue, of $9,593,000, a decrease of $5,827,000, compared to $15,420,000, primarily due to a decrease of $2,305,000 in stock compensation expense and a decrease of $1,499,000 in WellChec™ expenses.
•	Cost of revenue of $1,873,000, a decrease of $974,000, compared to $2,847,000 primarily due to the change in product mix mentioned above

•	Net loss of $2,554,000, or $0.50 per share, a decrease of $5,947,000, compared to a net loss of $8,501,000, or $1.72 per share

For the three months ended December 31, 2016, compared to three months ended September 30, 2016, Semler had:

•	Revenue of $2,316,000, an increase of $334,000, or 16.8%, compared to $1,982,000, during both of these three-month periods, revenue was solely from our vascular testing products
•	Total operating expense, which includes cost of revenue, of $2,419,000, an increase of $182,000, compared to $2,237,000
•	Cost of revenue of $525,000, an increase of $127,000, compared to $398,000
•	Net loss of $220,000, or $0.04 per share, a decrease of $142,000, compared to a net loss of $362,000, or $0.07 per share

As of December 31, 2016 compared to December 31, 2015, Semler had:

•	Cash of $622,000, an increase of $217,000, compared to $405,000

2016 Highlights

The major accomplishments of 2016 were as follows:

1)	Increased the established base of QuantaFlo™ installations

2)	Migrated customers to QuantaFlo™ from its lower-priced predecessor product

3)	Contracted with home risk assessment (“HRA”) companies to use QuantaFlo™ in order to enhance their wellness services

In 2017, revenue from QuantaFlo™ is expected to continue to grow due to an increasing number of installations, higher average pricing as compared to its predecessor product, and the recurring revenue business model.

In 2017, as in the second half of 2016, Semler prefers to work as a secondary vendor to its HRA customers rather than be a primary vendor for its WellChec™ business. WellChec™ was responsible for both substantial revenue growth and associated start-up costs in 2015. By focusing on its QuantaFlo™ business and being a secondary vendor for wellness services, Semler intends to better leverage capital, have lower financial risk and require less operational expertise, while potentially having a higher margin business.

“We continue to grow QuantaFlo™ revenue and to reduce our net operating loss as we near profitability,” said Dr. Murphy-Chutorian. “Our immediate objective is to become the standard of care for testing to identify patients at risk for heart attacks and strokes to enable better preventive medical care,” he added.

Notice of Conference Call

Semler will host a conference call at 11 a.m. ET, Friday, March 10th, 2017. The call will address fourth quarter and year-end results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing (877) 359-9508 for domestic callers and (224) 357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Fourth Quarter and Full Year 2016 Financial Results Call, conference ID# 70178533" The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Condensed Statements of Operations

(In thousands, except share and per share amounts)

	For the three months ended December 31		For the year ended December 31
	(Unaudited)
	2016	2015	2016	2015

Revenue	$2,316	2,934	$7,434	7,001

Operating expenses:
Cost of revenue	525	1,960	1,873	2,847
Engineering and product development	232	453	866	1,436
Sales and marketing	875	2,458	3,827	6,266
General and administrative	787	2,269	3,027	4,871

Total operating expenses	2,419	7,140	9,593	15,420

Loss from operations	(103)	(4,206)	(2,159)	(8,419)

Other expense	(117)	(2)	(395)	(82)

Net loss	$(220)	$(4,208)	$(2,554)	$(8,501)

Net loss per share, basic and diluted	$(0.04)	$(0.84)	$(0.50)	$(1.72)

Weighted average number of shares used in computing basic and diluted loss per share	5,123,568	4,986,645	5,123,568	4,928,881

Semler Scientific, Inc.

Audited Condensed Balance Sheets

(In thousands of U.S. Dollars)

	As of	As of
	December 31, 2016	December 31, 2015

Cash	$622	$405
Other current assets	970	1,347
Noncurrent assets	1,480	1,327
Total assets	3,072	3,079

Current liabilities	3,229	4,108
Non-current Liabilities	2,762	43
Stockholders' deficit	(2,919)	(1,072)
Total liabilities and stockholders' deficit	$3,072	$3,079

About Semler Scientific, Inc.:

Semler Scientific, Inc., is an emerging growth company that provides technology and software solutions to improve the clinical effectiveness of healthcare providers. Our mission is to develop, manufacture and market innovative proprietary products and services that assist our customers in evaluating and treating chronic diseases. Our first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015 we received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015 to more comprehensively evaluate our customers’ patients for risk of heart attacks and strokes. We believe we are positioned to provide valuable information to our insurance company and physician customers, which in turn permit them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding achieving profitability and cash flow from operations with minimal stockholder dilution, revenue growth from QuantaFlo™ business, as well as expected effect of shift in plans regarding WellChec™. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its cardiovascular testing products, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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